Exhibit 99.2

1. Description of Transaction

On March 9, 2020, the Company completed the transactions contemplated by the Bid Agreement (“the Business Combination) and the business conducted by the Company became the business conducted by Cosmos Capital, which is the provision of digital infrastructure. Shortly after completion, effective March 17, 2021, the Company changed its name from Wize Pharma, Inc. to Mawson Infrastructure Group Inc.

The Company is providing the following unaudited pro forma condensed combined financial information to aid in the analysis of the financial aspects of the Business Combination. The following unaudited pro forma condensed combined financial information presents the combination of the financial information of the Company and Cosmos Capital adjusted to give effect to the Business Combination and related transactions. The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses.”

The unaudited pro forma condensed combined balance sheet as of December 31, 2020 combines the historical balance sheet of the Company and the historical balance sheet of Cosmos Capital on a pro forma basis as if the Business Combination and related transactions, summarized below, had been consummated on December 31, 2020. The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2020 combine the historical statements of operations of the Company and Cosmos Capital for such periods on a pro forma basis as if the Business Combination and related transactions, summarized below, had been consummated on January 1, 2020;

●	the issuance of 428,270,616 ordinary shares of the Company and a further 50,558,133 ordinary shares to be issued as consideration for the acquisition of all of the shares in Cosmos Capital;

●	the issuance of 25,000,000 shares of the Company at $0.12 in a PIPE transaction upon the consummation of the Business Combination;

●	the issuance of 8,710,982 $0.001 warrants over ordinary shares of the Company to HC Wainwright for acting as advisors to the Company upon consummation of the Business Combination;

●	the issuance of 33,961,811 contingent value rights (CVRs) to legacy Wize Pharma shareholders of the Company upon the consummation of the Business Combination. CVR holders are to receive any net proceeds from disposal of the Company’s LO2A assets and liabilities and the Company is required to seek an immediate sale of the LO2A net assets under the oversight of a CVR holder representative to be appointed upon consummation of the Business Combination. CVR entitlements become effective at completion and will continue in effect until payments of all amounts due or at the 2 year anniversary of completion;

●	the establishment of an incentive compensation program that Cosmos Capital was required, as a condition of the Business Implementation Agreement, to establish at or prior to consummation of the Business Combination;

●	the issuance of 28,012,364 mandatorily convertible notes (Notes) by Cosmos Capital which convert into 63,626,903 ordinary shares in the Company at the earlier of 6 months or certain financing events. The Note proceeds were US$21,569,520 less 6% transaction costs; and

●	the settlement of certain existing liabilities of the Company upon consummation of the Business Combination and PIPE transaction.

The historical financial information of the Company was derived from the audited financial statements of the Company as of and for the year ended December 31, 2020, which are incorporated by reference. The historical financial information of Cosmos Capital was derived from the audited consolidated financial statements of Cosmos Capital as of and for the year ended December 31, 2020 which are included in this document. This information should be read together with the accompanying notes to the unaudited pro forma condensed combined financial statements, the Company’s and Cosmos Capital’s audited financial statements and related notes, the sections titled “The Company’s Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and “Cosmos’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” and other financial information which is included in this document.

Unaudited Pro Forma Condensed Combined Statements of Operations Information

	Cosmos Capital Limited	Mawson Infrastructure Group Inc.	Pro Forma Adjustments	Footnote reference	Pro Forma combined
	USD in thousands	USD in thousands
Revenues
Cryptocurrency mining revenue	4,449				4,449
Total Revenues	4,449	0			4,449

Operating cost and expenses:
Cost of Revenues	3,156				3,156
Research and development expenses		434			434
General and administrative expenses		2,008			2008
Selling, general and administrative	2,483		(164)	K	3,544
			1,225	L
Depreciation and amortization	4,621				4,621
In-process R&D assets acquired			25,646	B	25,646
Total costs and expenses	10,260	2,442			39,409

Operating (loss) from continuing operations	(5,811)	(2,442)			(34,960)

Financial expense, net		2,487			2,487

Other income (expense):
Realized losses on foreign currency transactions	(1)				(1)
Unrealized losses on foreign currency remeasurement	826				826
Loss on acquisition of IPM	(28)				(28)
Other income	109				109
Realized gain (loss) on sale of digital currencies	(28)				(28)
Total other income (expenses)	878	0	0		878

Profit/(Loss) before tax	(4,933)	(4,929)			(36,569)
Income tax (expense)	(129)	0			(129)
Net (loss)	(5,062)	(4,929)			(36,698)
Addition to net loss (for EPS)
Deemed dividend due to exercise price adjustment of warrants	—	(390)			(390)
Comprehensive loss	(5,062)	(5,319)			(37,088)
Net loss per share (basic and diluted)	$(0.70)	$(0.32)			$(0.07)
Weighted average common shares outstanding (basic and diluted)	7,097,883	16,669,628			510,838,706

Unaudited Pro Forma Condensed Combined Balance Sheet Information

	December 31, 2020
	Cosmos Capital Limited	Mawson Infrastructure Group Inc.	Transaction Accounting Adjustments	Footnote reference	Pro Forma combined
	USD in thousands	USD in thousands			USD in thousands
ASSETS
Current assets:
Cash and cash equivalents	1,113	247	3,000	A	22,034
			(1,721)	D
			20,275	E
			(880)	K
Restricted cash deposit		13			13
Marketable equity securities		2,834			2,834
Prepaid expenses	12	15			27
Trade and other receivables	615	51			666
Cryptocurrencies	15				15
Total current assets	1,755	3,160			25,589
Property and equipment, net	7,015	7			7,022
Right-of-use assets	42	22			64
Security deposits	969				969
Trademarks	16				16
TOTAL ASSETS	9,797	3,189			33,660

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:					—
Trade and other payables	1,882	1,306	(1,306)	D	1,882
Shareholder borrowings	291				291
Current portion of license purchase obligation		250	(150)	D	100
Lease liabilities	45	22			67
Short term loan payable		265	(265)	D	—
Total current liabilities	2,218	1,843			2,340
Lease Liabilities, net of current portion					0
PPP Loan	14				14
Contingent obligation with respect to future revenues		5,494	417	C	—
			(5,911)	C
Total non-current liabilities	14	5,494			14
TOTAL LIABILITIES	2,232	7,337			2,354

Shareholders’ equity:
Share subscription receivable	(17)				(17)
Common stock	0	33	25	A	453
			428	F
			(33)	G

Unaudited Pro Forma Condensed Combined Balance Sheet Information — (Continued)

December 31, 2020
	Cosmos Capital Limited	Mawson Infrastructure Group Inc.	Transaction Accounting Adjustments	Footnote reference	Pro Forma combined
	USD in thousands	USD in thousands			USD in thousands
Additional paid-in capital	15,299	35,110	2,975	A	79,690
			(428)	F
			20,275	E
			6,882	H
			(35,110)	G
			4,148	G
			8,575	J
			24,766	B,I
			5,494	C
Non controlling interests	(27)				(27)
Accumulated other comprehensive loss	(1,342)	(73)	73	G	(1,342)
Accumulated deficit	(6,348)	(39,218)	(6,882)	H	(47,451)
			39,218	G
			(8,575)	J
			(25,646)	B

TOTAL SHAREHOLDERS’ EQUITY	7,565	(4,148)			31,306
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	9,797	3,189			33,660

Supplemental Pro Forma Financial Information

Basis of presentation

The Business Combination is expected to be accounted for as an asset acquisition in accordance with generally accepted accounting principles in the United States (GAAP). Under the guidance in ASC 805, the Company is expected to be treated as the “acquired” company for financial reporting purposes. To determine the accounting for this transaction under U.S. GAAP, a company must assess whether an integrated set of assets and activities should be accounted for as an acquisition of a business or an asset acquisition. The guidance requires an initial screen test to determine if substantially all of the fair value of the gross assets acquired is concentrated in a single asset or group of similar assets. If that screen is met, the set is not a business. The initial screen test is met as fas the LO2A IPR&D in Mawson will represent a significant majority in this acquisition. As such, the acquisition was treated as an asset acquisition.

Cosmos Capital was determined to be the accounting acquirer based on evaluation of the following facts and circumstances:

●	The Cosmos Capital shareholders have the largest voting interest in the post-combination company;

●	Cosmos Capital management holds executive management roles for the post-combination company and is responsible for the day-to-day operations;

●	Cosmos Capital was significantly larger than the Company by assets, revenue, and employees;

●	The purpose and intent of the Business Combination was to create an operating public company through the Company, with management continuing to use Cosmos Capital’s assets to grow the business; and

●	The LO2A assets and liabilities of the Company, upon consummation of the Business Combination, are to be managed with a view to disposal within two years. Only CVR holders have an entitlement to any net proceeds from the disposal, not to the post-combination current shareholders of the Company.

Accordingly, the Business Combination will be treated as the equivalent of Cosmos Capital issuing stock for the net assets of the Company. The Company’s assets and liabilities were measured and recognized at their relative fair value as of the date of consummation of the Business Combination with any value associated with research and development (IPR&D) being expensed as there is no alternative future use and the fair value of the contingent obligation with respect to future revenues assessed as nil fair value given the planned disposal.

Assumptions and estimates underlying the unaudited pro forma adjustments set forth in the unaudited pro forma condensed combined financial statements are described in the accompanying notes. The unaudited pro forma condensed combined financial statements have been presented for illustrative purposes only and are not necessarily indicative of the operating results and financial position that would have been achieved had the Business Combination occurred on the dates indicated. Further, the unaudited pro forma condensed combined financial statements do not purport to project the future operating results or financial position of the Company following the completion of the Business Combination. The unaudited pro forma adjustments represent management’s estimates based on information available as of the date of these unaudited pro forma condensed combined financial statements and are subject to change as additional information becomes available and analyses are performed. The final amounts recorded may differ materially from the information provided.

Adjustments to Unaudited Pro-Forma Condensed Combined Financial Information

The unaudited pro forma condensed combined financial information has been prepared to illustrate the effect of the Business Combination and has been prepared for informational purposes only. The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses.” Release No. 33-10786 replaces the existing pro forma adjustment criteria with simplified requirements to depict the accounting for the transaction (“Transaction Accounting Adjustments”) and present the reasonably estimable synergies and other transaction effects that have occurred or are reasonably expected to occur (“Management’s Adjustments”). The Company has elected not to present Management’s Adjustments and are only presenting Transaction Accounting Adjustments in the following unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined balance sheet as of December 31, 2020 was derived from Cosmos Capital’s and Mawson’s audited historical condensed consolidated balance sheets as of December 31, 2020. The unaudited pro forma condensed combined balance sheet as of December 31, 2020 assumes that the Business Combination was completed on December 31, 2020.

The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2020 was derived from Cosmos’s and Mawson’s condensed consolidated statements of operations for the year ended December 31, 2020 and gives pro forma effect to the Business Combination as if it had occurred on January 1, 2020, the beginning of the fiscal year presented. The results of Mawson’s statement of operations has been presented as discontinued as the LO2A net assets are held for disposal on consummation of the Business Combination.

Cosmos Capital and Mawson did not have any historical relationship prior to the Business Combination. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.

The adjustments included in the unaudited pro forma condensed consolidated financial statements at December 31, 2020 are as follows:

A.	Represents the proceeds from the Company’s PIPE placement that closes concurrent with the Business Combination for 25,000,000 ordinary shares at US$0.12.

B.	Reflects the initial recognition and measurement of the Company’s LO2A intellectual property at fair value and subsequent expense as part of asset acquisition accounting as there is no alternative future use.

C.	Reflects the remeasurement of the Company’s contingent obligation with respect to future LO2A revenues to fair value in its own balance sheet and then the subsequent revision of the obligation upon consummation of the Business Combination after which development activities would cease.

D.	Reflects the settlement of certain of the Company’s liabilities that took place in conjunction with the consummation of the Business Combination transaction and PIPE placement and thus will not be part of the post-combination company.

E.	Represents the issuance of 28,012,364 mandatorily convertible notes by Cosmos Capital which, upon consummation of the Business Combination will convert, in the future, to 63,626,903 ordinary shares of the Company. Conversion will take place at the earlier of 6 months from issuance or upon the occurrence of certain financing events. Net proceeds of the notes were $20,275,349 comprising gross proceeds of $21,569,520 less transaction costs.

F.	Reflects the consideration to Cosmos Capital shareholders of 478,828,749 $0.01 par value ordinary shares of the Company for the acquisition of shares in Cosmos Capital. Only 428,270,616 shares were issued at upon consummation of the Business Combination due to limitations of the Company’s authorised capital with a further 50,558,133 pending to be issued.

	Common stock (in USD thousands)	APIC (in USD thousands)
Impact of 428,270,616 issued shares at close at $0.001 par value	428	(428)
Impact of 50,558,133 shares to be issued pending authorization of capital

G.	Reflects the elimination of the historical equity of the Company:

(in USD thousands)
Common stock	(33)
Additional paid in capital	(35,110)
Accumulated deficit	39,218
Accumulated other comprehensive loss	73
Net capital adjustment	4,148

H.	Reflects the fair value of warrants over 8,710,982 $0.001 warrants over ordinary shares issued, upon consummation of the Business Combination to HC Wainwright as consideration for acting as the Company’s financial advisor to the transaction. The fair value was determined to be the market price of the Company’s shares at the date of issuance due to the deminimus exercise price of $0.001 per warrant. Pursuant to the terms of the warrant agreement, the warrant holders may only request redemption in cash in the event of certain future fundamental changes to the Company that are within the control of the Company. Other fundamental changes, such as a change in control, that are outside the control of the Company only entitle the warrant holders to receive the same choice of consideration as offered to holders of ordinary shares in the Company. As such, the Company has recognised the issuance of the warrants as a transaction expense settled through issuance of an equity instruments.

I.	Reflects estimated transaction costs of Cosmos Capital totalling $880k paid in cash in relation to the Business Combination.

J.	Reflects the impact of the Company’s incentive plan for employees of Cosmos Capital and the Company established as a condition of the Business Implementation Agreement to be established prior to consummation of the Business Combination. The incentive plans were in the form of restricted stock units (RSUs) with an estimated fair value based on the market price of $0.245 at the date of grant. The performance hurdles for certain awards were achieved upon consummation of the Business Combination. For other awards, as at the date of consummation of the Business Combination, the Company estimated that 50% of the implied service period based on progress to achieve the requisite milestone had been completed. The estimated awards to be recognised are as follows:

(in USD thousands)
Fully vested RSUs	7,350
50% of implied service based on progress towards milestone	1,225
Total expense to date	8,575

K.	Reflects Cosmos Capital’s non-recurring transaction costs of $164,000 incurred in the year ended December 31, 2020 in relation to the Business Combination.

L.	Reflects the estimated effect of the Company’s incentive compensation scheme established as a condition of the Business Combination for awards with a service period. For presentation purposes an estimate has been made that 50% of the implied service period has been completed having regard to progress to date.

The total purchase price, including certain transaction costs, paid in the Business Combination has been allocated to the assets and liabilities assumed of the Company based on their relative fair values as of the completion date. The following summarizes the purchase price paid (in thousands, except share and per share amounts):

Number of shares owned by Mawson shareholders at closing	33,052,951
Share price of the Company at closing date	$0.79
Fair value of the shares of the combined group owned by legacy Mawson shareholders	$26,112
Transaction costs	880
Total purchase price	26,992

Purchase consideration is then allocated to the net assets acquired on the basis of relative fair values. The following sets out the allocation of the purchase price to the net tangible and intangible assets and liabilities acquired:

(in USD thousands)
Cash and cash equivalents	247
Restricted cash	13
Receivables and prepayments	66
Marketable securities	2,834
PP&E (net)	7
Right of use lease assets	22
In-process research and development	25,646
Trade and other payables	(1,306)
Other liabilities	(537)
26,992

The acquired in-process research and development asset relates to the Company’s LO2A product candidates. Given the stage of development of this asset at the date of acquisition, significant risk remains and it is not yet probable that there was future economic benefit to these assets. Absent successful clinical results and regulatory approval, there is no alternative future use associated with them. Accordingly the value of the assets is to be expensed in the consolidated statement of operations for the year ended December 31, 2021.

Earnings per share

As the combined company is in a net loss position, any adjustment for potentially dilutive shares would be anti-dilutive, and as such, basic and diluted loss per share are the same. The following table presents the pro forma adjustments giving effect to the consideration paid by the Company:

Weighted Cosmos Capital average common shares outstanding, basic and diluted	7,097,883
Pro forma weighted average common shares of Cosmos Capital at the 65.1:1 conversion ratio established*	462,071,195
Weighted average shares of the Company	16,669,628
PIPE placement	25,000,000
Pro forma combined weighted average number of common shares outstanding – basic and diluted	510,838,706

*	This conversion ratio established includes only shares issued to Cosmos shareholders at closing date. It does not include shares to be issued in the future due to limitations of the Company’s authorised share capital. The conversion ratio was determined by comparing Company shares issued as consideration to Cosmos Capital to the number of shares previously on issue in Cosmos Capital.